EXHIBIT 5

[Waller Lansden Dortch & Davis, LLP Letterhead]

December 18, 2009

Tennessee Commerce Bancorp, Inc.

381 Mallory Station Road

Suite 207

Franklin, TN 37067-8264

Re:                               Registration Statement on Form S-3 (No. 333-160712)

Ladies and Gentlemen:

We have acted as counsel to Tennessee Commerce Bancorp, Inc., a Tennessee corporation (the “Company”), in connection with the offering and sale by the Company of up to 948,115 shares (the “Shares”) of its common stock, par value $0.50 per share (the “Common Stock”). The Shares have been registered pursuant to a Registration Statement on Form S-3 (Registration Number 333-160712) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), and a related prospectus, dated as of July 20, 2009 (the “Prospectus”), and a prospectus supplement, dated as of December 11, 2009 (the “Prospectus Supplement”). The Shares are to be issued pursuant to certain Subscription Agreements by and between the Company and the purchasers of the Shares (the “Subscription Agreements”).

In connection with this opinion, we have examined and relied upon such records, documents and other instruments as in our judgment are necessary and appropriate in order to express the opinions hereinafter set forth and have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies.

Based upon the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms described in the Subscription Agreements, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement. We also consent to the reference to this firm under the caption “Legal Matters” in the Prospectus and the Prospectus Supplement. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ WALLER LANSDEN DORTCH & DAVIS, LLP